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                                                                    EXHIBIT 10.2

                                                          AGREEMENT NO. (AGR NO)

                            SMITH INTERNATIONAL, INC.

                       NONQUALIFIED STOCK OPTION AGREEMENT

      THIS AGREEMENT, made as of this (GRANT DATE) DAY OF (GRANT DATE),
(GRANT DATE), (the "AGREEMENT DATE") by and between SMITH INTERNATIONAL, INC., a Delaware corporation (the "COMPANY"), and (FULL LEGAL NAME) ("EMPLOYEE").

                                  WITNESSETH:

      WHEREAS, the Company's Compensation and Benefits Committee (the "COMMITTEE"), acting under the Company's 1989 Long-Term Incentive Compensation Plan, as amended effective July 30, 2002 (the "PLAN"), has determined that it is desirable to grant an option under the Plan to Employee, who is currently employed by the Company and/or one or more of its subsidiaries.

      NOW, THEREFORE, it is agreed as follows:

1.    (a)   The Company hereby grants to Employee the option to purchase, as hereinafter set forth (SHARES GRANTED) shares of Common Stock, par value $1.00 per share, of the Company ("COMPANY STOCK") at a price of $(PRICE) per share, over a period commencing one year from the Agreement Date and terminating on the first to occur of:

            (i) the expiration of ten (10) years from the Agreement Date ((EXPIRE DATE)) (the "EXPIRATION DATE"); or

            (ii) subject to the following subsections of this Section 1 (below), when the employment of Employee by the Company or any parent or subsidiary of the Company (an "AFFILIATE"), has been terminated.

      (b) If Employee's employment with the Company and all Affiliates terminates after one year from the Agreement Date but before the Expiration Date, other than by reason of Employee's death, disability, termination for Cause, or voluntary resignation, as each event is as described below in this
Section 1, then Employee, or any trust, person or entity to whom Employee has transferred his rights under this option in accordance with Section 7(g) of the Plan (the "PERMITTED TRANSFEREE"), may exercise this option at any time within one (1) year after such termination but not after the Expiration Date, and only to the extent this option was vested at the date of termination of employment. A transfer of employment by Employee, without an interruption of employment service, between or among the Company and its Affiliates, shall not be considered a termination of employment for purposes of this Agreement.

      (c) If Employee's employment with the Company and all Affiliates terminates after one year from the Agreement Date but before the Expiration Date by reason of Employee's becoming permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code), then Employee, or any Permitted Transferee, may exercise this option at any time within three (3) years after such termination but not after the Expiration Date, and only to the extent this option was vested at the date that Employee terminated employment due to such disability.

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      (d)   If Employee's employment with the Company and all Affiliates terminates after one year from the Agreement Date but before the Expiration Date, by reason of Employee's death, then Employee's executor or administrator, or any Permitted Transferee, may exercise this option at any time within three
(3) years after such death but not after the Expiration Date, and only to the extent this option was vested at the date of Employee's death.

      (e) Notwithstanding anything to the contrary in Sections 1(b), 1(c) or 1(d) (above) or any other provisions of this Agreement, this option, including its vested and non-vested portions, shall expire and terminate immediately upon the voluntary resignation by Employee or the Employee's termination of employment for Cause. For purposes of this Agreement, "CAUSE" means the termination of Employee's employment by the Company or any Affiliate by reason of (i) the conviction of Employee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the commission by Employee of a material act of fraud upon the Company or any Affiliate, or any customer thereof; (iii) the misappropriation of any material funds or property of the Company or any Affiliate, or any customer thereof; (iv) the knowing engagement by Employee in any direct and material conflict of interest with the Company or any Affiliate without compliance with the Company's or Affiliate's conflict of interest policy, as then in effect; or
(v) the knowing engagement by Employee, without the written approval of the Committee, in any material activity which directly competes with the business of the Company or any Affiliate or which would result in a material injury to the business, reputation or goodwill of the Company or any Affiliate.

2. Except as provided in Section 1 hereof, this option, to the extent vested, cannot be exercised unless Employee is at the time of exercise an employee of the Company or an Affiliate.

3. Subject to Section 2 hereof, this option shall vest and become exercisable in accordance with the following schedule if Employee is an employee of the Company or an Affiliate on the specified vesting date:

      (a) (SHARES 1) shares shall vest and be exercisable, in whole at any time and in part from time to time, on or after (VEST DAT 1);

      (b) an additional (SHARES 2) shares shall vest and be exercisable, in whole at any time and in part from time to time, on or after (VEST DATE 2);

      (c) an additional (SHARES 3) shares shall vest and be exercisable, in whole at any time and in part from time to time, on or after (VEST DATE
      3); and

      (d) an additional (SHARES 4) shares shall vest and be exercisable, in whole at any time and in part from time to time, on or after (VEST DATE
      4).

4. To the extent exercisable, this option may be exercised by written notice signed by Employee or a Permitted Transferee and delivered to the Corporate Secretary of the Company or sent by certified mail addressed to the Company (for the attention of the Corporate Secretary) at its corporate office in Houston, Texas. Such notice shall state the number of shares of Company Stock as to which the option is exercised and shall be accompanied by the full amount of the purchase price of such shares. Additionally, upon demand by the Company, the Employee or a Permitted Transferee shall pay to the Company an amount equal to any withholding taxes due in connection with the exercise of this option.

5. The purchase price of the option shares may be paid in cash, or in whole or in part, by the surrender of issued and outstanding shares of Company Stock which shall be credited against the purchase price at the fair market value of the shares surrendered on the date of exercise of the option provided that such shares have been held by the Employee or Permitted Transferee, as applicable, for at least six months before being tendered for payment hereunder. The term "fair market value" as used in the Agreement shall have the meaning set forth thereto in Section 2 of the Plan.

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6.    Delivery of the certificates representing the purchased shares of Company
Stock shall be made promptly after receipt of notice of exercise and payment; provided, however, the Company's obligation to deliver certificates shall be postponed for such period of time as may be necessary to register or qualify the purchased shares under the Securities Act of 1933 and any other applicable federal, state or foreign securities law.

7. In the event that, before delivery by the Company of all the shares of Company Stock in respect of which this option is exercised, the Company shall have effected a Company Stock split or dividend payable in Company Stock, or the outstanding Company Stock shall have been combined into a smaller number of shares, the shares of Company Stock still subject to the option hereby granted shall be increased or decreased to reflect proportionately the increase or decrease in the number of shares outstanding, and the purchase price per share.

8. This option is not transferable otherwise than by will or the laws of descent and distribution or in accordance with the terms and provisions of the Plan. The option subject to this Agreement is not an "incentive stock option" as defined in Section 422 of the Internal Revenue Code.

9. Nothing in this Agreement confers upon Employee any right to continue in the employ of the Company or an Affiliate, nor shall this Agreement interfere in any manner with the right of the Company or an Affiliate to terminate the employment of Employee with or without cause at any time.

10. By execution of this Agreement, Employee agrees that this option and the shares of Company Stock to be received by him upon exercise of this option shall be governed by and subject to any applicable terms and provisions of the Plan.

      IN WITNESS WHEREOF, this Nonqualified Stock Option Agreement is granted and executed as of the (Grant Date) day of (Grant Date), (Grant Date).

                                            SMITH INTERNATIONAL, INC.

                                            BY: ________________________________

ACCEPTED AND AGREED:                        NAME:______________________________
                                            TITLE:______________________________
___________________________
SIGNATURE

NAME: _____________________
TITLE:_____________________